Exhibit 99.1

Pershing Square SPARC Holdings, Ltd. Announces

Launch and SPAR Distribution

New York, September 29, 2023 – Pershing Square SPARC Holdings, Ltd. (“SPARC”) today announced that the SEC has declared SPARC’s registration statement effective. SPARC will shortly be distributing special purpose acquisition rights (“SPARs”) at no cost to former securityholders of Pershing Square Tontine Holdings, Ltd. (“PSTH”).

SPARC will immediately begin to pursue business combination opportunities with private, high-quality, growth companies including carve-out transactions with large capitalization public or private companies. Pershing Square SPARC Sponsor, LLC, (“Sponsor”), an affiliate of Pershing Square Capital Management, L.P., serves as the sponsor of SPARC.

SPARC is targeting companies who seek to raise a minimum of $1.5 billion of capital for primary and/or secondary issuances with effectively no upper limit to the size of the company or the amount of capital raised.

A transaction with SPARC will enable a private company to substantially avoid the costs and risks associated with the traditional IPO process. Unlike a conventional IPO — whereby the pricing, the ultimate terms of the offering, and even whether or not the offering can be completed remain unknown until the day of the pricing of the offering — a transaction with SPARC will enable a private company to raise a minimum amount of capital at a negotiated fixed price, with the Pershing Square funds, affiliates of the Sponsor, committing a minimum of $250 million and up to $3.5 billion as anchor investors in the transaction.

SPARC transactions do not incur underwriting fees or involve the issuance of IPO Warrants, minimizing the frictional costs of going public and simplifying the equity capital structure of the newly-public company.

After SPARC enters into a definitive agreement, the completion of a transaction will be subject only to the merged company’s registration statement being declared effective by the SEC and other customary closing conditions.

SPARC will shortly begin the distribution of 61,111,111 SPARs. SPARC will not receive any proceeds as a result of the distribution, and will not raise capital from public investors until after SPARC has entered into a definitive agreement for its business combination and distributed to SPAR holders a prospectus included in a post-effective amendment to SPARC’s registration statement filed with the SEC.

Once SPARs become eligible to trade, they can be best understood as short-term options to purchase common stock in the soon-to-be public company at the same price at which affiliates of the Pershing Square funds are buying stock in the company. The SPARs will be available for trading for 20 business days at which time they can be exercised or they will expire worthless.

SPARC is distributing SPARs to those persons who were owners of the Class A common stock and distributable redeemable warrants of PSTH as of July 25, 2022, the last trading day of PSTH prior to its liquidation.

SPARC will be distributing 50,000,000 SPARs distributed in respect of the 200,000,000 shares of PSTH Class A common stock then outstanding, such that PSTH stockholders will receive one SPAR for every four shares of PSTH Class A common stock owned.

SPARC will also distribute 11,111,111 SPARs in respect of the 22,222,222 distributable redeemable warrants then outstanding, such that PSTH warrant holders will receive one SPAR for every two warrants held.

Each SPAR will be exercisable for two shares of the surviving company in connection with SPARC’s business combination at an exercise price to be determined once a potential company has been identified and the amount of capital it desires to raise has been determined. The SPARs will have a minimum exercise price of $10.00 per share.

Prior to the SPAR Election Period, which will follow the date on which we announce our business combination, the SPARs are non-transferable (other than in certain limited circumstances), and the SPARs will be notated with a restricted securities legend stating that the SPARs are non-transferable until the Business Combination Registration Statement has become effective.

In connection with the distribution of SPARs, SPARC entered into a SPAR Rights Agreement with Continental Stock Transfer & Trust Company (“Continental”), as custodian and rights agent. SPARC’s distribution will place on Continental’s records the total number of SPARs at each broker (or financial service institution that is the DTC participant) and, based on each shareholder’s entitlement, shareholders will have their accounts noted with the corresponding number of SPARs. Shareholders should contact their brokers with any questions related to the distribution.

Investors can learn more about SPARC by reading SPARC’s registration statement which can be found here https://www.sec.gov/edgar/browse/?CIK=1895582.

SPARC may provide information to the public via the X (formerly known as Twitter) account (@BillAckman) of its Chairman and CEO, Bill Ackman. Investors should follow Bill’s account for information about SPARC.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release. You should carefully consider these and the other risks and uncertainties described in SPARC’s registration statement on Form S-1 and other documents SPARC has filed with the Securities and Exchange Commission. Those filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SPARC assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. SPARC does not give any assurance that SPARC will achieve its expectations. The inclusion of any statement in this press release does not constitute an admission by SPARC or any other person that the events or circumstances described in such statement are material.

About Pershing Square SPARC Holdings, Ltd.

SPARC is a newly-formed Delaware corporation, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other business combination transaction with one or more businesses. SPARC has not yet selected or engaged in any substantive discussions, directly or indirectly, with any potential business combination partner. The Sponsor of SPARC, Pershing Square SPARC Sponsor, LLC, is an affiliate of Pershing Square Capital Management, L.P.

For additional information visit www.PershingSquareSparcHoldings.com

Contacts:

Pershing Square SPARC Holdings, Ltd.

Fran McGill

(212) 909-2455

McGill@persq.com